Exhibit 23 - j(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 7, 2001 relating to the financial statements and financial highlights which appears in the October 31, 2001 Annual Report to Shareholders of Global Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
Baltimore, Maryland
February 25, 2002


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